EVERGREENBANCORP, INC. DECLARES QUARTERLY CASH DIVIDEND

SEATTLE, WA – (MARKETWIRE) – July 26, 2007: The Board of Directors of EvergreenBancorp, Inc. (OTCBB:EVGG) has approved a quarterly cash dividend upon the common stock of the company, President and CEO Gerald O. Hatler announced today. A cash dividend of seven cents ($0.07) per share will be payable on August 23, 2007 to the shareholders of record as of the close of business on August 7, 2007.

EvergreenBancorp, Inc. is a bank holding company headquartered in Seattle, Washington. Its wholly owned subsidiary, EvergreenBank, was formed in 1971 and is an independent community bank with six offices in Seattle, Bellevue, Lynnwood, and Federal Way. It offers a full suite of personal and business banking services. Services include commercial, real estate, and consumer lending; savings, checking, and certificate of deposit accounts; health savings accounts; Internet banking; and merchant credit card processing services.

EvergreenBancorp stock trades on the Over-The-Counter Bulletin Board under the EVGG symbol. Visit www.EvergreenBancorp.com to learn more.

Contact:
Gordon Browning
Executive VP & CFO
206/749-7350
gordon.browning@evergreenbank.com